                                       1
EXHIBIT 99.4

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                        FOR PUERTO RICO BASED EMPLOYEES

                FINANCIAL STATEMENTS TO ACCOMPANY 1997 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                               UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1997

          The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.




                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Raytheon Catalytic, Inc.:

          We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan for Puerto Rico Based Employees (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


Coopers & Lybrand LLP

Boston, Massachusetts
May 29, 1998

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                        FOR PUERTO RICO BASED EMPLOYEES

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1997 and 1996


                                                              1997       1996
Assets:
  Master trust investments:
    At contract value (Notes B, E and I)                  $ 77,879   $ 45,344
    At fair value (Notes B, F and I)                       700,111    334,722
                                                          --------   --------
                                                           777,990    380,066
                                                          --------   --------
  Receivables:
    Accrued investment income and other receivables          1,775        275

  Cash and cash equivalents                                  5,598      3,444
                                                          --------   --------
    Total assets                                           785,363    383,785
                                                          --------   --------
Liabilities:
  Payable for security purchases                             1,723        571
  Accrued expenses and other payables                          696        273
                                                          --------   --------
    Total liabilities                                        2,419        844
                                                          --------   --------
Net assets available for plan benefits                    $782,944   $382,941
                                                          ========   ========

The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                        FOR PUERTO RICO BASED EMPLOYEES

                       STATEMENT OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS

                      for the year ended December 31, 1997


Additions to net assets attributable to:
  Investment income (Notes B, E and I):
    Net appreciation of investments          $ 63,424
    Interest                                    7,980
    Dividends                                  19,357
                                             --------
                                               90,761
                                             --------
  Contributions and deferrals:
    Employee deferrals                        215,430
    Employer contributions                     73,622
    Transfers (Note H)                         50,664
                                             --------
                                              339,716
                                             --------
    Total additions                           430,477
                                             --------
Deductions from net assets attributable to:
  Distributions to participants                25,812
  Administrative expenses                         132
  Transfers (Note H)                            4,530
                                             --------
    Total deductions                           30,474
                                             --------
Increase in net assets                        400,003

Net assets available for plan benefits,
      beginning of year                       382,941
                                             --------
Net assets available for plan benefits,
      end of year                            $782,944
                                             ========

The accompanying notes are an integral part of the financial statements.

                                       4
A.      Description of Plan:

                General

          The following description of the Raytheon Savings and Investment Plan for Puerto Rico Based Employees (the "Plan") provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain Puerto Rico based employees of Raytheon Catalytic, Inc., a wholly-owned subsidiary of Raytheon Company (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first pay date of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short- and long-term investment objectives. The Plan, effective as of January 1, 1995, is intended to comply with all the requirements for a "qualified profit sharing plan" under the Revenue Code of Puerto Rico (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          All of the Plan's investments are held in the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust") with the assets of other defined contribution plans of Raytheon Company and subsidiaries. The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

          Investment income and administrative expenses relating to the Master Trust are allocated to the individual plans based upon average monthly balances invested by each plan.

Contributions and Deferrals

          Eligible employees are allowed to defer to the Plan up to 15% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. As of December 31, 1997, the annual employee deferral for a participant cannot exceed $7,000. Rollover contributions from other qualified plans subject to the Code are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Class B common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments, (f) the Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Dividends and distributions from investments of the Equity Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Balanced Fund, the Magellan Fund and the Blue Chip Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

 Participant Accounts

          Each participant's account is credited with the participant's deferral, the Company's contributions and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

Vesting

          Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting generally occurs upon the earliest of the completion of five years of service or three years of plan participation or upon retirement, death, disability, or attainment of retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

Distributions to Participants

          A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59-1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

Loans to Participants

          A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is one-half of the participant's account balance. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

Administrative Expenses

          Substantially all expenses of administering the Plan are paid by the plan participants.

 B. Summary of Significant Accounting Policies:

          The accompanying financial statements are prepared on the accrual basis of accounting.

          The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Because the investment contracts are fully benefit-responsive, contract values approximate fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

          Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

          Benefits are recorded when paid.

          Certain items in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

          The preparation of the financial statements in conformity with generally accepted accounting principles requires the plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.      Tax Status:

          The Plan obtained its latest determination letter in August 1996 in which the Treasury department of the Commonwealth of Puerto Rico stated that the Plan, as submitted, was in compliance with the applicable requirements of the Puerto Rico Income Tax Act of 1954, as amended. Since receiving the determination letter, the plan has been amended. The Plan administrator and the Plan's legal counsel believe that the Plan is designed and being operated in compliance with the applicable requirements of the aforementioned Act. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.      Plan Termination:

          Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations, each participant shall be entitled to receive any amounts then credited to his or her account.

E.      Investment Contracts:

          The Plan invests in collateralized fixed income investment portfolios (with no expiration date), three of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                        Annualized
                                                          Average    Credited
                                                           Yield     Interest
                                                                      Rate
For the year ended December 31, 1997:
    Bankers Trust (WBS 92-485)                             6.95%       6.95%
    Metropolitan Life Insurance Company (GIC GA-12908)     6.86%       6.86%
    Metropolitan Life Insurance Company (GIC GA-13659)     6.43%       6.43%
    Prudential Asset Management Company (GIC 917163-001)   6.99%       6.99%

For the year ended December 31, 1996:
    Bankers Trust (WBS 92-485)                             6.87%       6.95%
    Metropolitan Life Insurance Company (GIC GA-12908)     6.77%       6.86%
    Metropolitan Life Insurance Company (GIC GA-13659)     6.36%       6.43%
    Prudential Asset Management Company (GIC 917163-001)   6.89%       6.99%


          The contract values are subject to limitations in certain situations including large workforce reductions and plan termination.

          In the financial statements, the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.      Related Party Transactions:

          In accordance with the provisions of the Plan, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Class B common stock. These transactions are performed on the Master Trust level. For the Master Trust, purchases amounted to $200,689,057 and $158,515,882 and sales amounted to $102,165,608 and $38,523,792 for the years ended December 31, 1997 and 1996, respectively.

G.      Plan Amendment:

          In 1996, the Plan was amended to require all withdrawals from the Plan to be in cash.

H.      Transfers:

          Transfers include transfers of participant accounts, individually and/or in groups, between the Raytheon Savings and Investment Plan for Puerto Rico Based Employees and all other plans included in the Raytheon Company Master Trust for those participants and/or groups of participants who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in groups, between the Raytheon Saving and Investment Plan for Puerto Rico Based Employees and similar savings plans of other companies for those participants who changed companies during the year.

                                       9
I.  Fund Data:

    The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                         Raytheon                                 Blue
                                        Income   Equity   Stock     Index   Balanced   Magellan   Chip    Loan
                                        Fund      Fund    Fund      Fund      Fund       Fund     Fund    Fund      Total
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust                   $29,087                                                                     $  29,087
      Prudential Insurance
        Company of America             18,041                                                                        18,041
      Metropolitan Life
        Insurance Company              30,751                                                                        30,751
    At fair value:
      Fidelity Equity Income*                   $214,116                                                            214,116
      Raytheon Company Common Stock*                      $202,655                                                  202,655
      BT Pyramid Equity Index Fund*                                 $118,530                                        118,530
      Fidelity Balanced Fund                                                  $32,784                                32,784
      Fidelity Magellan Fund*                                                          $40,215                       40,215
      Fidelity Blue Chip Fund                                                                   $35,416              35,416
      Loans receivable from
        participants*                                                                                    $56,395     56,395
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
        Total investments              77,879    214,116   202,655   118,530   32,784   40,215   35,416   56,395    777,990
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
  Receivables:
    Accrued investment income
      and other receivables                                  1,491       284                                          1,775

  Cash and cash equivalents               767                3,667     1,164                                          5,598
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
        Total assets                   78,646    214,116   207,813   119,978   32,784   40,215   35,416   56,395    785,363
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------

Liabilities:
  Payable for security purchases                             1,723                                                    1,723
  Accrued expenses and other
     payables                                                  402       294                                            696
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
        Total liabilities                                    2,125       294                                          2,419
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
Net assets available for
     plan benefits                    $78,646   $214,116  $205,688  $119,684  $32,784  $40,215  $35,416  $56,395   $782,944
                                      =======   ========  ========  ========  =======  =======  =======  =======   ========

*Represents more than 5% of net assets available for plan benefits

I.      Fund Data, continued:

     The following is a summary of net assets available for plan benefits by
fund as of December 31, 1996:                            Raytheon                                 Blue
                                        Income   Equity   Stock     Index   Balanced   Magellan   Chip    Loan
                                        Fund      Fund    Fund      Fund      Fund       Fund     Fund    Fund      Total
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust                   $17,103                                                                     $  17,103
      Prudential Insurance
        Company of America             10,603                                                                        10,603
      Metropolitan Life
        Insurance Company              17,638                                                                        17,638
    At fair value:
      Fidelity Equity Income*                   $ 85,935                                                             85,935
      Raytheon Company Common Stock*                      $142,804                                                  142,804
      BT Pyramid Equity Index Fund*                                 $ 47,618                                         47,618
      Fidelity Balanced Fund                                                  $ 8,896                                 8,896
      Fidelity Magellan Fund*                                                          $ 9,640                        9,640
      Fidelity Blue Chip Fund                                                                   $ 5,996               5,996
      Loans receivable from
        participants*                                                                                    $33,833     33,833
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
        Total investments              45,344     85,935   142,804    47,618    8,896    9,640    5,996   33,833    380,066
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
  Receivables:
    Accrued investment income
      and other receivables                                    210        65                                            275

  Cash and cash equivalents               737                2,159       548                                          3,444
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
        Total assets                   46,081     85,935   145,173    48,231    8,896    9,640    5,996   33,833    383,785
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------

Liabilities:
  Payable for security purchases                               571                                                      571
  Accrued expenses and other
     payables                                                  199        74                                            273
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
        Total liabilities                                      770        74                                            844
                                      -------   --------  --------  --------  -------  -------  -------  -------   --------
Net assets available for
     plan benefits                    $46,081   $ 85,935  $144,403  $ 48,157  $ 8,896  $ 9,640  $ 5,996  $33,833   $382,941
                                      =======   ========  ========  ========  =======  =======  =======  =======   ========

        *Represents more than 5% of net assets available for plan benefits

          The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31, 1997:

                                        Fixed                Raytheon    Stock
                                        Income     Equity     Common     Index   Balanced   Magellan  Blue Chip   Loan
                                         Fund       Fund    Stock Fund   Fund     Fund       Fund       Fund      Fund     Total
Additions to net assets
     attributable to:
   Investment income:
     Net appreciation of investments             $ 24,283   $ 9,108     $ 24,294  $   507   $ 2,851   $ 2,381              $ 63,424
     Interest                           $ 5,711                 186           78                                 $ 2,005      7,980
     Dividends                                     10,093     3,021                 2,714     2,203     1,326                19,357
                                        -------  --------   -------      -------  -------   -------   -------    -------   --------
                                          5,711    34,376    12,315       24,372    3,221     5,054     3,707      2,005     90,761
                                        -------  --------   -------      -------  -------   -------   -------    -------   --------
  Contributions and deferrals:
    Employee deferrals                   25,253    41,088    63,606       30,948   14,395    18,826    21,314               215,430
    Employer contributions               14,351    13,052    22,235       11,330    1,926     5,992     4,736                73,622
    Transfers                                       8,590    10,154                 4,805     2,245              $24,870     50,664
                                        -------  --------   -------      -------  -------   -------   -------    -------   --------
                                         39,604    62,730    95,995       42,278   21,126    27,063    26,050     24,870    339,716
                                        -------  --------   -------      -------  -------   -------   -------    -------   --------
     Total additions                     45,315    97,106   108,310       66,650   24,347    32,117    29,757     26,875    430,477
                                        -------  --------   -------      -------  -------   -------   -------    -------   --------
Deductions from net assets
      attributable to:
   Distributions to participants          8,441       931     4,135          200     (583)      688               12,000     25,812
   Administrative expenses                   16        35        46           22        4         5         4                   132
   Transfers                                683                            3,847                                              4,530
                                        -------  --------   -------      -------  -------   -------   -------    -------   --------

     Total deductions                     9,140       966     4,181        4,069     (579)      693         4     12,000     30,474

Interfund transfers                      (3,610)   32,041   (42,844)       8,946   (1,038)     (849)     (333)     7,687        --

Increase in net assets                   32,565   128,181    61,285       71,527   23,888     30,575   29,420     22,562    400,003

Net assets available for plan
  benefits, beginning of year            46,081    85,935   144,403       48,157    8,896     9,640     5,996     33,833    382,941

Net assets available for plan
  benefits, end of year                 $78,646  $214,116  $205,688     $119,684  $32,784   $40,215   $35,416    $56,395   $782,944
                                        =======  ========  ========     ========  =======   =======   =======    =======   ========


J.      Master Trust:

          All plan investments are included under the Master Trust. At December 31, 1997 and 1996, assets of the Plan represented less than 1% of the total assets under the Master Trust. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                  Fixed                        Raytheon        Stock
                                 Income           Equity        Common         Index       Balanced        Magellan      Blue Chip
                                  Fund             Fund       Stock Fund       Fund          Fund           Fund          Fund
Assets:
 Investments:
  At contract value:
    Bankers Trust*             $351,035,073
    Prudential Insurance
      Company of America*       217,731,699
    Metropolitan Life
      Insurance Company*        371,123,080
  At fair value:
    Fidelity Equity
      Income Fund*                            $782,799,011
      Common Stock*                                          $745,980,294
      Index Fund*                                                           $484,781,406
    Fidelity Balanced Fund                                                                 $117,556,481
    Fidelity Magellan Fund                                                                                $91,863,155
    Fidelity Blue Chip Fund                                                                                            $136,586,123
    Templeton Foreign I Fund
    Fidelity Investment
      Grade Bond Fund
    Fidelity Retirement
      Money Market Fund
       participants
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
    Total investments           939,889,852    782,799,011    745,980,294    484,781,406    117,556,481    91,863,155   136,586,123
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
  Receivables:
    Employer contribution
    Accrued investment income
      and other receivables                                     5,489,592      1,161,112
  Cash and cash equivalents       9,232,100                    13,498,051      4,761,268

     Total assets               949,121,952    782,799,011    764,967,937    490,703,786    117,556,481    91,863,155   136,586,123
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
Liabilities:
  Payables for outstanding
     purchases                                                  6,340,318
  Accrued expenses and
     other payables                                             1,480,875      1,200,471
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
    Total liabilities                                           7,821,193      1,200,471

Net assets available for
     plan benefits             $949,121,952   $782,799,011   $757,146,744    $489,503,315  $117,556,481   $91,863,155  $136,586,123

                               ============   ============   ============    ============  ============   ===========  ============

Percentage of Master Trust that    ^               ^               ^               ^             ^             ^              ^
are plan assets of the Raytheon
Savings and Investment Plan for
Puerto Rico Based Employees

*Represents  more  than 5% of net  assets  available  for plan  benefits
^Represents less than 1% of plan assets under the Master Trust

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan for Puerto Rico Based Employees.

                                       13

                                    Templeton     Investment   Retirement
                                    Foreign I      Grade         Money          Loan
                                      Fund        Bond Fund    Market Fund      Fund            Total

Assets:
 Investments:
  At contract value:
    Bankers Trust*                                                                         $  351,035,073
    Prudential Insurance
      Company of America*                                                                     217,731,699
    Metropolitan Life
      Insurance Company*                                                                      371,123,080
  At fair value:
    Fidelity Equity
      Income Fund*                                                                            782,799,011
    Raytheon Company
      Common Stock*                                                                           745,980,294
    BT Pyramid Equity
      Index Fund*                                                                             484,781,406
    Fidelity Balanced Fund                                                                    117,556,481
    Fidelity Magellan Fund                                                                     91,863,155
    Fidelity Blue Chip Fund                                                                   136,586,123
    Templeton Foreign I Fund        $5,471,176                                                  5,471,176
    Fidelity Investment
      Grade Bond Fund                            $1,548,125                                     1,548,125
    Fidelity Retirement
      Money Market Fund                                       $12,186,085                      12,186,085
    Loans receivable from
       participants                                                         $166,395,767      166,395,767
                                    ----------   ----------   -----------   ------------   --------------
    Total investments                5,471,176    1,548,125    12,186,085    166,395,767    3,485,057,475
                                    ----------   ----------   -----------   ------------   --------------
  Receivables:
    Employer contribution                                       4,015,100                        4,015,100
    Accrued Investment income
      and other receivables                                                                      6,650,704

  Cash and cash equivalents                                                                     27,491,419
                                    ----------   ----------   -----------   ------------    --------------
     Total assets                    5,471,176    1,548,125    16,201,185    166,395,767     3,523,214,698
                                    ----------   ----------   -----------   ------------    --------------
Liabilities:
  Payables for outstanding
     purchases                                                                                   6,340,318
  Accrued expenses and
     other payables                                                                              2,681,346
                                    ----------   ----------   -----------   ------------    --------------
    Total liabilities                                                                            9,021,664
                                    ----------   ----------   -----------   ------------    --------------
Net assets available for
     plan benefits                  $5,471,176   $1,548,125   $16,201,185   $166,395,767    $3,514,193,034
                                    ==========   ==========   ===========   ============    ==============
Percentage of Master Trust that are    N/A          N/A           N/A            ^                ^
plan assets of the Raytheon Savings
and Investment Plan for Puerto Rico
Based Employees

*Represents  more  than 5% of net  assets  available  for plan  benefits
^Represents less than 1% of plan assets under the Master Trust

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan for Puerto Rico Based Employees.


        The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1996:

                                      Fixed                      Raytheon        Stock
                                      Income        Equity        Common         Index       Balanced        Magellan
                                       Fund          Fund        Stock Fund       Fund         Fund           Fund
Assets:
  Investments:
    At contract value:
       Bankers Trust*               $339,670,440
       Prudential Insurance
         Company of America*         210,594,065
       Metropolitan Life
         Insurance Company*          350,310,646
    At fair value:
       Fidelity Equity
         Income Fund*                             $578,166,630
       Raytheon Company
         Common Stock*                                          $671,136,043
       BT Pyramid Equity
         Index Fund*                                                          $307,555,916
       Fidelity Balanced Fund                                                              $83,265,065
       Fidelity Magellan Fund                                                                            $50,454,961
       Fidelity Blue Chip Fund
       Loans receivable from
         participants*
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total investments              900,575,151   578,166,630   671,136,043   307,555,916   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
  Receivables:
    Accrued investment income                                         39,737        13,686

  Cash and cash equivalents           14,633,134                  10,145,818     3,541,437
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total assets                   915,208,285   578,166,630   681,321,598   311,111,039   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
Liabilities:
   Payables for outstanding
      purchases                                                    2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total liabilities                                            2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
Net assets available for
     plan benefits                  $915,208,285  $578,166,630  $678,638,763  $311,111,039  $83,265,065  $50,454,961

Percentage of Master Trust that are      ^               ^               ^          ^            ^           ^
plan assets of the Raytheon Savings
and Investment Plan for Puerto Rico
Based Employees

*Represents more than 5% of net assets available for plan benefits
^Represents less than 1% of plan assets under the Master Trust

                                       15

                                                Blue Chip    Loan
                                                  Fund       Fund         Total

Assets:
  Investments:
    At contract value:
       Bankers Trust*                                                    $339,670,440
       Prudential Insurance
         Company of America*                                              210,594,065
       Metropolitan Life
         Insurance Company*                                               350,310,646
    At fair value:
       Fidelity Equity
         Income Fund*                                                     578,166,630
       Raytheon Company
         Common Stock*                                                    671,136,043
       BT Pyramid Equity
         Index Fund*                                                      307,555,916
       Fidelity Balance Fund                                               83,265,065
       Fidelity Magellan Fund                                              50,454,961
       Fidelity Blue Chip Fund              $67,866,240                    67,866,240
       Loans receivable from
         participants*                                   $144,824,714     144,824,714
                                            -----------  ------------  --------------
      Total investments                      67,866,240   144,824,714   2,803,844,720
                                            -----------  ------------  --------------
  Receivables:
    Accrued Investment income                                                  53,423

  Cash and cash equivalents                                                28,320,389
                                            -----------  ------------  --------------
      Total assets                           67,866,240   144,824,714   2,832,218,532
                                            -----------  ------------  --------------
Liabilities:
   Payables for outstanding
      purchases                                                             2,682,835
                                            -----------  ------------  --------------
      Total liabilities                                                     2,682,835
                                            -----------  ------------  --------------
Net assets available for
     plan benefits                          $67,866,240  $144,824,714  $2,829,535,697
                                            ===========  ============  ==============

Percentage of Master Trust that are           ^               ^               ^
plan assets of the Raytheon Savings
and Investment Plan for Puerto Rico
Based Employees

*Represents more than 5% of net assets available for plan benefits
^Represents less than 1% of plan assets under the Master Trust

          The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1997:

                                    Fixed                                                                     Raytheon
                                    Income                        Common        Stock        Balanced      Magellan     Blue Chip
                                     Fund        Equity Fund    Stock Fund    Index Fund       Fund         Fund          Fund
Investment income:
  Net appreciation (depreciation)
      of assets                    $  (191,924)  $132,974,182   $30,715,963   $109,162,707   $ 6,388,316   $ 9,026,047  $15,474,118
  Interest                          62,319,073                      673,934        312,511
  Dividends                                        42,443,971    11,118,152                   13,680,351     5,217,835    6,302,875
                                   -----------   ------------   -----------   ------------   -----------   -----------  -----------
Total investment income/(loss)     $62,127,149   $175,418,153   $42,508,049   $109,475,218   $20,068,667   $14,243,882  $21,776,993
                                   ===========   ============   ===========   ============   ===========   ===========  ===========

                                       17

                                      Templeton   Investment   Retirement
                                      Foreign I     Grade        Money           Loan
                                         Fund     Bond Fund    Market Fund       Fund          Total
Investment income:
  Net appreciation (depreciation)
      of assets                        $(826,396)   $22,581                                 $302,745,594
  Interest                                                                     $10,848,204    74,153,722
  Dividends                              549,717     36,337     $266,835                      79,616,073
                                       ---------    -------     -------        -----------  ------------
Total investment income/(loss)         $(276,679)   $58,918     $266,835       $10,848,204  $456,515,389
                                       =========    =======     ========       ===========  ============